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                                                                   EXHIBIT 10.37

                        QUINTON CARDIOLOGY SYSTEMS, INC.
                            STOCK OPTION GRANT NOTICE
                            2002 STOCK INCENTIVE PLAN

      Quinton Cardiology Systems, Inc. (the "Company") hereby grants to Participant an Option (the "Option") to purchase shares of the Company's Common Stock. The Option is subject to all the terms and conditions set forth in this Stock Option Grant Notice (this "Grant Notice"), in the Stock Option Agreement, the Plan Summary and the Company's 2002 Stock Incentive Plan (the "Plan"), which are available the web at www.wealthviews.com/quin or from the plan adminstrator and are incorporated into this Grant Notice in their entirety.

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PARTICIPANT:                            __________________________________

GRANT DATE:                             __________________________________

VESTING COMMENCEMENT DATE:              __________________________________

NUMBER OF SHARES SUBJECT TO OPTION:     __________________________________

EXERCISE PRICE (PER SHARE):             __________________________________

OPTION EXPIRATION DATE:                 __________________________________ (subject to earlier termination in accordance with the terms of the Plan and the Stock Option
                                        Agreement) __________

TYPE OF OPTION:                         [ ] Incentive Stock Option*        [ ] Nonqualified Stock Option

VESTING AND EXERCISABILITY SCHEDULE:    1/4th of the shares subject to the Option will vest and become exercisable six months after the Vesting Commencement Date.

                                        1/36th of the remaining shares subject to the Option will vest and become exercisable monthly thereafter over the next three years.
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ADDITIONAL TERMS/ACKNOWLEDGEMENT: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option
Agreement, the Plan Summary and the Plan. The Stock Option Agreement, Plan
Summary, and Plan are available on the Web at www.wealthviews.com/quin or from the stock plan administrator. Participant further acknowledges that as of the
Grant Date, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the
Option and supersede all prior oral and written agreements on the subject.

Quinton Cardiology Systems, Inc.          PARTICIPANT

                                          ______________________________________
By: ______________________________                       Signature
Its: _____________________________
                                          Date:_________________________________
ATTACHMENTS:                              Address: _____________________________
                                                   _____________________________
1.  Stock Option Agreement                Taxpayer ID: _________________________

2.  2002 Stock Incentive Plan

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* See Sections 3 and 4 of the Stock Option Agreement.

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                        QUINTON CARDIOLOGY SYSTEMS, INC.
                            2002 STOCK INCENTIVE PLAN

                             STOCK OPTION AGREEMENT

      Pursuant to your Stock Option Grant Notice (the "Grant Notice") and this Stock Option Agreement, Quinton Cardiology Systems, Inc. has granted you an Option under its 2002 Stock Incentive Plan (the "Plan") to purchase the number of shares of the Company's Common Stock indicated in your Grant Notice (the "Shares") at the exercise price indicated in your Grant Notice. Capitalized terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

      The details of the Option are as follows:

      1. VESTING AND EXERCISABILITY. Subject to the limitations contained herein, the Option will vest and become exercisable as provided in your Grant Notice, provided that vesting will cease upon the termination of your employment or service relationship with the Company or a Related Company and the unvested portion of the Option will terminate.

      2. SECURITIES LAW COMPLIANCE. Notwithstanding any other provision of this Agreement, you may not exercise the Option unless the Shares issuable upon exercise are registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of the Option must also comply with other applicable laws and regulations governing the Option, and you may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

      3. INCENTIVE STOCK OPTION QUALIFICATION. If so designated in your Grant Notice, all or a portion of the Option is intended to qualify as an Incentive Stock Option under federal income tax law, but the Company does not represent or guarantee that the Option qualifies as such.

      If the Option has been designated as an Incentive Stock Option and the aggregate Fair Market Value (determined as of the grant date) of the shares of Common Stock subject to the portions of the Option and all other Incentive Stock Options you hold that first become exercisable during any calendar year exceeds $100,000, any excess portion will be treated as a Nonqualified Stock Option, unless the Internal Revenue Service changes the rules and regulations governing the $100,000 limit for Incentive Stock Options. A portion of the Option may be treated as a Nonqualified Stock Option if certain events cause exercisability of the Option to accelerate.

      4. NOTICE OF DISQUALIFYING DISPOSITION. To the extent the Option has been designated as an Incentive Stock Option, to obtain certain tax benefits afforded to Incentive Stock Options, you must hold the Shares issued upon the exercise of the Option for two years after the Grant Date and one year after the date of exercise. You may be subject to the alternative minimum tax at the time of exercise. You should obtain tax advice when exercising the Option and prior to the disposition of the Shares. By accepting the Option, you

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agree to promptly notify the Company if you dispose of any of the Shares within one year from the date you exercise all or part of the Option or within two years from the Grant Date.

      5. METHOD OF EXERCISE. You may exercise the Option by giving written notice to the Company, in form and substance satisfactory to the Company, which will state your election to exercise the Option and the number of Shares for which you are exercising the Option. The written notice must be accompanied by full payment of the exercise price for the number of Shares you are purchasing. At the discretion of the Plan Administrator, you may make this payment in any combination of the following: (a) by cash; (b) by check acceptable to the Company; (c) by using shares of Common Stock you have owned for at least six months; (d) if the Common Stock is registered under the Exchange Act, by instructing a broker to deliver to the Company the total payment required; or
(e) by any other method permitted by the Plan Administrator.

      6. MARKET STANDOFF. By exercising the Option you agree that the Shares will be subject to the market standoff restrictions on transfer set forth in the Plan.

      7. TREATMENT UPON TERMINATION OF EMPLOYMENT OR SERVICE RELATIONSHIP. The unvested portion of the Option will terminate automatically and without further notice immediately upon termination of your employment or service relationship with the Company or a Related Company for any reason ("Termination of Service"). You may exercise the vested portion of the Option as follows:

            (a) General Rule. You must exercise the vested portion of the Option on or before the earlier of (i) three months after your Termination of Service and (ii) the Option Expiration Date;

            (b) Disability. If your employment or service relationship terminates due to Disability, you must exercise the vested portion of the Option on or before the earlier of (i) one year after your Termination of Service and
(ii) the Option Expiration Date.

            (c) Death. If your employment or service relationship terminates due to your death, the vested portion of the Option must be exercised on or before the earlier of (i) one year after your Termination of Service and (ii) the Option Expiration Date. If you die after your Termination of Service but while the Option is still exercisable, the vested portion of the Option may be exercised until the earlier of (x) one year after the date of death and (y) the Option Expiration Date; and

            (d) Cause. The vested portion of the Option will automatically expire at the time the Company first notifies you of your Termination of Service for Cause, unless the Plan Administrator determines otherwise. If your employment or service relationship is suspended pending an investigation of whether you will be terminated for Cause, all your rights under the Option likewise will be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after your Termination of Service, any Option you then hold may be immediately terminated by the Plan Administrator.

      The Option must be exercised within three months after termination of employment for reasons other than death or Disability and one year after termination of employment due to Disability to qualify for the beneficial tax treatment afforded Incentive Stock Options.

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      IT IS YOUR RESPONSIBILITY TO BE AWARE OF THE DATE THE OPTION TERMINATES.

      8. LIMITED TRANSFERABILITY. During your lifetime only you can exercise the Option. The Option is not transferable except by will or by the applicable laws of descent and distribution, except that Nonqualified Stock Options may be transferred to the extent permitted by the Plan Administrator. The Plan provides for exercise of the Option by a beneficiary designated on a Company-approved form or the personal representative of your estate.

      9. WITHHOLDING TAXES. As a condition to the exercise of any portion of an Option, you must make such arrangements as the Company may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise.

      10. OPTION NOT AN EMPLOYMENT OR SERVICE CONTRACT. Nothing in the Plan or any Award granted under the Plan will be deemed to constitute an employment contract or confer or be deemed to confer any right for you to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate your employment or other relationship at any time, with or without Cause.

      11. NO RIGHT TO DAMAGES. You will have no right to bring a claim or to receive damages if you are required to exercise the vested portion of the Option within three months (one year in the case of Disability or death) of the Termination of Service or if any portion of the Option is cancelled or expires unexercised. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of your Termination of Service for any reason even if the termination is in violation of an obligation of the Company or a Related Company to you.

      12. BINDING EFFECT. This Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.

      14. LIMITATION ON RIGHTS; NO RIGHT TO FUTURE GRANTS; EXTRAORDINARY ITEM OF COMPENSATION. By entering into this Agreement and accepting the grant of the Option evidenced hereby, you acknowledge: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (c) that all determinations with respect to any such future grants, including, but not limited to, the times when options will be granted, the number of shares subject to each option, the option price, and the time or times when each option will be exercisable, will be at the sole discretion of the Company; (d) that your participation in the Plan is voluntary; (e) that the value of the Option is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (f) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (g) that the vesting of the Option ceases upon your Termination of Service for any reason except as may otherwise be explicitly provided in the Plan or this Agreement or otherwise permitted by the Plan Administrator;

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(h) that the future value of the Shares underlying the Option is unknown and cannot be predicted with certainty; and (i) that if the Shares underlying the Option do not increase in value, the Option will have no value.

      15. EMPLOYEE DATA PRIVACY. By entering this Agreement, you (a) authorize the Company and your employer, if different, and any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its affiliates any information and data the Company requests in order to facilitate the grant of the Option and the administration of the Plan; (b) waive any data privacy rights you may have with respect to such information; and (c) authorize the Company and its agents to store and transmit such information in electronic form.

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